Consent of Independent Registered Public Accounting Firm

     We have issued our report dated November 11, 2005 accompanying the financial statements of Insured Municipals Income Trust, 238th Insured Multi-Series as of September 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                              Grant Thornton LLP


New York, New York
January 24, 2006